UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 17, 2018

AT&T INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, on June 14, 2018, AT&T Inc. (“AT&T”) drew on its $16.175 billion Term Loan Credit Agreement, dated as of November 15, 2016 (the “Term Loan”), by and among AT&T, certain lenders party thereto and JPMorgan Chase Bank, N.A., as agent, to finance a portion of the cash consideration for the acquisition of Time Warner Inc. On September 17, 2018, AT&T gave notice of its intent to repay $10 billion of the $16.175 billion outstanding under the Term Loan.

In addition, since June 30, 2018, among other financing activities, AT&T has repaid $4.4 billion outstanding under its commercial paper program and has called $1.5 billion of debt securities previously issued by AT&T’s subsidiaries.

These actions will bring AT&T’s debt maturities through 2022 to $56.6 billion as compared to $72.4 billion at June 30, 2018. After taking into account these repayments and additional third quarter debt financing activity, AT&T’s outstanding debt, net of cash, remains essentially flat since June 30, 2018.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: September 18, 2018	By:	/s/ George B. Goeke
George B. Goeke
Senior Vice President and Treasurer